                                                                  EXHIBIT 23.5


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ViaGrafix Corporation 1995 Stock Option Plan of our report dated March 19, 1999, with respect to the consolidated financial statements and schedule of ViaGrafix Corporation, for the year ended December 31, 1998 included in Learn2.com, Inc.'s Current Report on Form 8-K dated November 12, 1999, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP
                                                 ------------------------------
                                                 ERNST & YOUNG LLP


Tulsa, Oklahoma
December 13, 1999